UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2026

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2026, each of Scott Cutler (President and Chief Executive Officer), James Lucania (Executive Vice President and Chief Financial Officer), Dr. Stephen Neeleman, M.D. (Founder and Vice Chairman), Michael Fiore (Executive Vice President and Chief Commercial Officer), Sunil Rajasekar (Executive Vice President and Chief Product and Strategy Officer), and Delano Ladd (Executive Vice President and General Counsel) (each an “Executive” and, together, the “Executives,” and such amendments, the “Amendments”) signed amendments to their employment agreements to provide for enhanced severance payments and benefits.
Specifically, upon a termination by the Company without cause or a resignation by the Executive for good reason (each as defined in the Executives’ existing employment agreements): (i) the Amendment to Mr. Cutler’s employment agreement provides that his severance payment will include, in addition to 12 months of base salary, an amount equal to his target cash bonus for the year of termination (or 150% of his target cash bonus, in addition to 18 months of base salary, if his termination occurs on or within 18 months following the consummation of a change in control) and (ii) the Amendment to the employment agreements with the Executives other than Mr. Cutler provides that their severance payment will include, in addition to 12 months of base salary, an amount equal to their target cash bonus for the year of termination if their termination occurs on or within 18 months following the consummation of a change in control.
The Executives’ receipt of all severance payments and benefits under the Executives’ employment agreements (including the enhanced severance payments and benefits pursuant to the Amendments) is subject to certain terms and conditions set forth in the Executives’ employment agreements, including that the Executive execute and not revoke a general release of claims in favor of the Company and its affiliates.
In addition to the Amendments, on March 25, 2026, the Talent, Culture and Compensation Committee of the Board of Directors approved certain vesting terms for equity awards granted following March 25, 2026. For any time-based restricted stock units granted to the Executives following March 25, 2026 (the “RSUs”), upon a termination by the Company without cause or a resignation by the Executive for good reason prior to a change in control, any RSUs scheduled to vest during the 12-month period following such termination will vest and be settled as of such termination. For any performance-based restricted stock units granted to the Executive following March 25, 2026 (the “PSUs”), upon a termination by the Company without cause or a resignation by the Executive for good reason prior to a change in control, a prorated number of the PSUs (based on the number of days employed during the performance period) will remain outstanding and eligible to vest based on actual performance of the Company following the completion of the applicable performance period.
The foregoing description of the Amendments and the vesting terms of the equity awards are qualified in their entirety by reference to the full text of the Amendments and the applicable award agreements, copies of which will be filed with the Company’s next Quarterly Report on Form 10-Q.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: May 8, 2026	By:	/s/ James Lucania
	Name:	James Lucania
	Title:	Executive Vice President and Chief Financial Officer